Exhibit 99.1

DANAHER CORPORATION COMPLETES SEPARATION OF FORTIVE CORPORATION

Washington, D.C., July 2, 2016 – Danaher Corporation (NYSE:DHR) announced today that it has completed the separation of its Test & Measurement segment, Industrial Technologies segment (other than its Product Identification platform) and Retail/Commercial Petroleum platform through the spin-off of Fortive Corporation. Fortive will begin “regular way” trading on the New York Stock Exchange on July 5, 2016, under the symbol “FTV.”

“This is an exciting day for Danaher. The successful spin-off of Fortive is an exceptional opportunity for both Danaher and Fortive to independently build greater shareholder value, to serve customers and to deliver on strategic priorities by investing in high impact organic and inorganic growth opportunities,” said Danaher President and Chief Executive Officer Thomas P. Joyce, Jr.

In connection with the separation, Danaher stockholders today received one share of common stock of Fortive for every two shares of Danaher common stock held at the close of business on June 15, 2016 (other than fractional shares, which will be aggregated and sold into the public market and the proceeds distributed to Danaher stockholders that otherwise would have received such fractional shares). Because the separation was completed on a Saturday and not a business day, the shares are expected to be credited to “street name” stockholders through the Depository Trust Corporation on July 5, 2016. Approximately 345 million shares of Fortive common stock were distributed in the separation.

ABOUT DANAHER

Danaher is a global science and technology innovator committed to helping its customers solve complex challenges and improving quality of life around the world. Its family of world class brands have leadership positions in some of the most demanding and attractive industries, including health care, environmental and industrial. With more than 20 operating companies, Danaher’s globally diverse team of 59,000 associates is united by a common culture and operating system, the Danaher Business System. For more information please visit www.danaher.com.

FORWARD-LOOKING STATEMENTS

Statements in this release that are not strictly historical, including the statements regarding Danaher’s opportunities to build shareholder value, deliver on strategic priorities and invest in high impact organic and inorganic growth opportunities, are “forward-looking” statements within the meaning of the federal securities laws. There are a number of important factors that could cause actual results, developments and business decisions to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include, among other things, deterioration of or instability in the economy, the markets we serve and the financial markets, the impact of our restructuring activities on our ability to grow, contractions or growth rates and cyclicality of markets we serve, competition, our ability to develop and successfully market new products and technologies and expand into new markets, the potential for improper conduct by our employees, agents or business partners, our ability to successfully identify, consummate and integrate appropriate acquisitions and successfully complete divestitures and other dispositions, contingent liabilities relating to acquisitions and divestitures, our ability to realize the anticipated benefits of the Fortive separation, our compliance with applicable laws and regulations (including regulations relating to medical devices and the healthcare industry) and changes in applicable laws and regulations, our ability to effectively address cost reductions and other changes in the healthcare industry, risks relating to potential impairment of goodwill and other intangible assets, currency exchange rates, tax audits and changes in our tax rate and income tax liabilities, litigation and other contingent liabilities including intellectual property and environmental, health and safety matters, risks relating to product, service or software defects, product liability and recalls, risks relating to product manufacturing, the impact of our debt obligations on our operations and liquidity, our relationships with and the performance of our channel partners, commodity costs and surcharges, our ability to adjust purchases and manufacturing capacity to reflect market conditions, reliance on sole sources of supply, labor matters, international economic, political, legal, compliance and business factors, disruptions relating to man-made and natural disasters, security breaches or other disruptions of our information technology systems and pension plan costs. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in our SEC filings, including our 2015 Annual Report on Form 10-K and Quarterly Report on Form 10-Q for the first quarter of 2016. These forward-looking statements speak only as of the date of this release, and Danaher does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise.

CONTACT

Matthew E. Gugino

Vice President, Investor Relations

Danaher Corporation

2200 Pennsylvania Avenue, N.W., Suite 800W

Washington, D.C. 20037

Telephone: (202) 828-0850

Fax: (202) 828-0860

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